Exhibit 10.1
SINO-FOREIGN EQUITY JOINT VENTURE

WUHAN SINOENERGY GAS COMPANY

CONTRACT

  June,6th,2006, Beijing

Contract for Wuhan Sinoenergy Gas Company Joint Venture
Chapter 1 General Provisions
In accordance with the Law of the People's Republic of China on Joint
Ventures Using Chinese and Foreign Investment (the "Joint Venture Law")
and other relevant Chinese laws and regulations, Sinoenergy Holding Limited, with its legal address at Akara Bldg.,24De Castro Street, Wickhams Cay , road Town, tortolar. (hereinafter referred to as Party A) and Beijing Sanhuan Technology Development Co., Ltd. (hereinafter referred to as Party B), and Wuhan Fukang Automotive Cleaning Energy Company (hereinafter referred to as Party C), and Wuhan Yixiang Industry Trade Company (hereinafter referred to as Party D), in accordance with the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprise in Wuhan Province of the People's Republic of China.

Chapter 2 Parties of the Joint Venture
Article 1
Parties to this contract are as follows:
1.
Sinoenergy Holding Limited (hereinafter referred to as Party A), registered with British Virgin Islands in England, and its legal address is at Akara Bldg., 24De Castro Street, Wickhams Cay Ⅰ, road Town, tortolar.

Legal representative: Name: Deng, Tianzhou
Position: Chairman
Nationality: China
2.
Beijing Sanhuan Technology Development Co., Ltd. (hereinafter referred to as Party B), registered with Haidian District of Beijing. Its legal address at Room B1011, Golden Mansion, NO.38 Xueqing Street, Haidian District, Beijing, China.

Legal representative: Name: Huang, Bo
Position: Chairman
Nationality: China
3.
Wuhan Fukang Automotive Cleaning Energy Company (hereinafter referred to as Party C), registered with Wuhan of Hubei Province. Its legal address at First Floor of NO.3 Workshop Building, Block 2, Hi-Tec Industrial Park, Wuhan Economic and Technological Development Zone, Hubei, China.

Legal representative: Name: Duan, Shanhu
Position: Chairman
Nationality: China
4.
Wuhan Yixiang Industry Trade Company (hereinafter referred to as Party D), registered with Wuhan of Hebei Province. Its legal address at L2-2-101, Wuhan Economic and Technological Development Zone, Hubei, China.

Legal representative: Name: Niu, Jinyun
Position: Chairman
Nationality: China

Chapter 3 Establishment of the Joint Venture Company
Article 2
In accordance with the Joint Venture Law and other relevant Chinese laws and regulations, the four parties of the joint venture agree to set up a joint venture of Wuhan Sinoenergy Gas Company (hereinafter referred to as the joint venture company) in China.

Article 3
The name of the joint venture company is Wuhan Sinoenergy Gas Company
The name in Chinese is [Chinese characters fo Wuhan Sinoenergy Gas Company].
The legal address of the joint venture company is at NO. 10 Chuangye Street, Wuhan Economic and Technological Development Zone, Hubei, China.
Article 4
All activities of the joint venture company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.
Article 5
The Organization form of the joint venture company is a limited liability company. Each party to the joint venture company is liable to the joint venture company within the limit of the capital subscribed by
it. The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their contributions to the registered capital.
Chapter 4 The Purpose, Scope and Scale of Production and Business
Article 6
The goals of the parties to the joint venture are to enhance economic co-operation technical exchanges, to improve the product quality, develop new products, and gain a competitive position in the world market in quality and price by adopting advanced and appropriate technology and scientific management methods; develop the products as well technology of CNG (Compressed Natural Gas) so as to so decrease the pollution of the air caused by cars using petrol and raise economic results and ensure satisfactory economic benefits for each investor.
Article 7
The productive and business scope of the joint venture company is to produce and sell converting devices of Gas Cars; to provide maintenance service after the sale of the products; to process and sell CNG (Compressed Natural Gas) for cars; study and develop new products.
Article 8
The production scale of the joint venture company is as follows:
1. The production and sales capacity after the joint venture is put into operation is 100,000 sets of converting devices of Gas Cars and 70,000,000m3 of natural gas per year.

Chapter 5 Total Amount of Investment and the Registered Capital
Article 9
The total amount of investment of the joint venture company is RMB
60,000,000.
Article 10
Investment contributed by the parties is RMB30, 000,000, which will be the registered capital of the joint venture company. Party A shall pay by US dollars while Party B, C and D shall pay by RMB. Of which: Party A shall pay RMB15,000,000Yuan, accounting for
50%; Party B shall pay RMB12,000,000Yuan, accounting for
40%; Party C shall pay RMB1,5 00,000Yuan, accounting for 5%; Party D shall pay RMB1,5 00,000Yuan, accounting for 5%.

Article 11
Party A shall pay by US dollars while Party B, C and D shall pay by RMB.
Article 12
The registered capital of the joint venture company shall be paid by Party A according to the sum it promises within three months after the issue of the Business License, and by Party B, C, and D according to the sum they each promises within three months after the issue of the Business License in one time.
Article 13
In case any party to the joint venture intends to assign all or part of his investment subscribed to a fifth party, consent shall be obtained from the other parties to the joint venture, and approval from the examination and approval authority is required. When one party to the joint venture assigns all or part of his investment, the other two parties have preemptive right.

Chapter 6 Responsibilities of Each Party to the Joint Venture
Article 14
Party A, Party B, Party C and Party D shall be respectively responsible for the following matters:
Responsibilities of Party A:
Providing investment in accordance with the provisions of Article 10 to Article 12;
Responsible for handling other matters entrusted by the joint venture company.
Responsibilities of Party B:
Providing investment in accordance with the provisions of Article 10 to Article 12;
Providing resource support for the joint venture by signing Resource Protocols of natural gas.
Responsible for handling other matters entrusted by the joint venture company.
Responsibilities of Party C:
Providing investment in accordance with the provisions of Article 10 to Article 12;
Handling of applications for approval, registration, business license and other matters concerning the establishment of the joint venture company from relevant departments in charge of China;
Responsible for handling other matters entrusted by the joint venture company.
Responsibilities of Party D:
Handling of applications for approval, registration, business license and other matters concerning the establishment of the joint venture company from relevant departments in charge of China;
Responsible for handling other matters entrusted by the joint venture company.

Chapter 7 Selling of Products
Article 15
The products of Joint Venture Company will be gas devices of cars and compresses natural gas used for cars.

Article 16
Products may be sold in Wuhan or on domestic markets through the following channels:
1. The joint venture company may directly sell its products in Wuhan.
2. The joint venture company may sign sales contracts with sales managers all over the country, entrusting them to be the sales agencies.
3. The joint venture company may sign sales contracts with sales managers in Wuhan, entrusting them to be the sales agencies.
4. The joint venture company may choose proper channels of selling products according to its development.
Article 17
In order to provide maintenance service to the products sold both in Wuhan and its peripheries, the joint venture company may set up sales branches for maintenance service both in these areas to the approval of the relevant Chinese department.

Chapter 8 The Board of Directors
Article 18
The date of registration of the joint venture company shall be the date of the establishment of the board of directors of the joint venture company.
Article 19
The board of directors is composed of 5 directors, of which 2 shall be appointed by Party A, two by Party B, and 1 by Party C and Party D. The
chairman of the board shall be appointed by Party A, and its vice-chairman by Party B. The term of office for the directors, chairman and vice-chairman is three years; their term of office may be renewed if continuously appointed by the relevant party.
Article 20
The highest authority of the joint venture company shall be its board of directors. It shall decide all major issues concerning the joint venture company. Unanimous approval shall be required for any decisions concerning major issues. As for other matters, approval by majority or a simple majority shall be required.
Article 21
The chairman of the board is the legal representative of the joint venture company. Should the chairman be unable to exercise his responsibilities for any reason, he shall authorize the vice- chairman or any other directors to represent the joint venture company temporarily.
Article 22
The board of directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. The chairman may convene an interim meeting based on a proposal made by more than one third of the total number of directors. Minutes of the meetings shall be placed on file.

Chapter 9 Business Management Office
Article 23
The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager and two deputy general managers, whose term of office is three years. They shall be appointed by the board of directors.
Article 24
The responsibility of the general manager is to carry out the decisions of the board and organize and conduct the daily management of the joint venture company. The deputy general managers shall assist the general manager in his work. Several department managers may be appointed by the management office, they shall be responsible for the work in various departments respectively, handle the matters handed over by the general manager and deputy general managers and shall be responsible to them.

Article 25
In case of graft or serious dereliction of duty on the part of the general manager and deputy general managers, the board of directors shall have the power to dismiss them at any time.

Chapter 10 Equipment Purchase
Article 26: The raw material, fuel, parts and auxiliary equipment, conveyance, and office supplies needed by the joint venture company should be purchased in China, until it is not available in China.
Article 27: When the joint venture company consigns the equipment purchase, and the parts and auxiliary equipment purchase to the part A, Party B, Party C and Party D should be invited.
Chapter 11 Preparation and Establishment
Article28: During the preparation and establishment of the joint venture, there should be a preparation division which is responsible for the preparation and establishment of joint venture company, under the leadership of the board of directors.
Article 29: The things that the preparation division should to do as follows: to acquire the compulsory land, and sign the engineering construction contract in the prophase; to organize the purchase and examination and acception of the related imported equipment and material, and the domestic equipment and material; to set down the engineering construction plan, and work out of the plan for the arrangement of the fund; to master the engineering payout and engineering final account, define the management method and pack up and maintain the files, drawings, documents and other related materials of the engineering construction.
Article 30: defining the management control plan of joint venture, setting up the management control organization, employing the management control worker and working out the annual budget of the operation.
Article 31: During the preparation for the construction, with the agreement of Party A, Party B, Party C and Party D, the cost of the establishment of the working people, their payment and general expenses will be listed into the engineering construction budget.
Article 32: After the completion of the preparation, the preparation division will be withdrawn, while the management control organization will execute it daily management control function, after being examined and authorized by the board of directors.
Chapter 12 Labor management and Trade Union Organization
Article 32: In joint venture company workers’ recruitment, employment, unemployment, payment and labor, insurance, life welfare, rewards and punishment and other cases will be defined by the joint venture company and its labor union organization or by other separated labor contract, according to “PRC Labor Law” and its execution method, after the board of directors has studied and set down the scheme. After the labor contract is made, it should be put on records in the local labor management sector.

Article 33: the employment of chief executive officer recommended by Party A, Party B, Party C and Party D and his payment, social insurance, welfare, standards for his travel expense and so on should be decided by the board of directors through the discussion.
Article 34: The employer of the joint venture company has the right to establish the trade union organization and develop the trade union activities according to “the PRC Trade Union Law”.
Article 35: The task of the trade union in the joint venture company is : to protect the worker’s civil right and material interest, according to the law; to cooperate with the company to arrange and properly use the welfare, rewards fund; to organize workers to study the knowledge of politics, operations, science and technology and carry out some literature and physical training activities; to educate the workers to comply with the labor discipline and try to finish all the economic task given by the joint venture company.
Article 36: The representatives of trade union sign the labor contract with the joint venture company on behalf of the worker and also monitor the execution of the contract.
Article 37: The director of trade union has the right to take part in the meeting held by the board of directors about the company’s developing plan, and manufacturing and operating activities and to reflect the worker’s opinions and requirements.
Article 38: The trade union takes part in the intermediation of the conflicts between the workers and the joint venture.
Article 39: The joint venture company monthly gives funds to the trade union, that is, two percent of the actual payment of the staffs of the joint venture. The trade union use the funds according to “the Method for Management of the Trade Union Fund” designed by the PRC’s general trade union.
Chapter 13: Taxes, Finance and Audit

Article 40
The joint venture company shall pay taxes in accordance with the provisions of Chinese laws and other relative regulations.
Article 41
Staff members and workers of the joint venture company shall pay individual income tax according to the Individual Income Tax Law of the People's Republic of China.
Article 42
Allocations for reserve funds, expansion funds of the joint venture company and welfare funds and bonuses for staff and workers shall be set aside in accordance with the provisions of the Joint Venture Law. The annual proportion of allocations shall be decided by the board of directors according to the business situation of the joint venture company.
Article 43
The fiscal year of the joint venture company shall be from January 1 to December 31. All vouchers, receipts, statistic statements and reports shall be written in Chinese.
Article 44
Financial checking and examination of the joint venture company shall be conducted by an auditor registered in China and reports shall be submitted to the board of directors and the general manager.
Article 45
In the first three months of each fiscal year, the manager shall prepare the previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the board of directors for examination and approval.

Article 46: The finance and accounting system of the joint venture should be defined according to the Chinese local finance and accounting system and the actual situation of the joint venture. It must be reported to the local financial and taxi sector for being put on records.

Chapter 14 the Duration of Joint Venture

Article 47: The duration of joint venture company is 2 years. The establishment of the joint venture is the day when the business license is released. With the proposal of one party, and the agreement of the board of directors, the expiration, the joint venture can ask the examination and approval authority to extend the duration within 6 months before the expiration.

Chapter 15 the Disposal of Assets after the Expiration of the Duration

Article 48
Upon the expiration of the duration, or termination before the date of expiration of the joint venture, liquidation shall be carried out according to the relevant laws. The liquidated assets shall be distributed, and Party B., Party C and Part D..

Chapter 16 Foreign Exchange Control and Insurance

Article 49: All the foreign exchange controls of the joint venture should be dealt with according to “the PRC’s Foreign Exchange Control Regulations” and other regulations

Article 50
Insurance policies of the joint venture company on various kinds of risks shall be underwritten with the insurance companies qualified in China. Types, value and duration of insurance shall be decided by the board of directors

Chapter 17 The Amendment, Alteration and Termination of the Contract
Article 51
The amendment of the contract or other appendices shall come into force only after a written agreement has been signed by four Parties and approved by the original examination and approval authority.

Article 52
In case of inability to fulfill the contract or to continue operation due to heavy losses in successive years as a result of force majeure, the duration of the cooperative venture and the contract shall be terminated before the time of expiration after being unanimously agreed upon by the board of directors and approved by the original examination and approval authority.

Article 53 Should the cooperative venture company be unable to continue its operation or achieve its business purpose due to the fact that one of the contracting parties fails to fulfill the obligations prescribed by the contract and articles of association, or seriously violates the provisions of the contract and articles of association, that party shall be deemed to have unilaterally terminated the contract. The other parties shall have the right to terminate the contract in accordance with the provisions of the contract after approval by the original examination and approval authority, and to claim damages. In case four Parties of the cooperative venture company agree to continue the operation, the party who fails to fulfill its obligations shall be liable for the economic losses caused thereby to the joint venture company.

Chapter 18 Responsibility of breach of faith
Article 54
Should either Party A or Party B or Party C or Party D fail to provide on schedule the contributions in accordance with the provisions defined in Chapter 5 of this contract, the party in breach shall pay to the other parties 1 % of the contribution starting from the first month after exceeding the time limit. Should the party in breach fail to provide after 3 months, 3% of the contribution shall be paid to the other parties, who shall have the right to terminate the contract and to claim damages from the party in breach in accordance with the provisions of Article 53 of the contract.

Article 55
Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the party in breach shall bear the liability therefore. Should it be the fault of other parties, they shall bear their respective liabilities according to the actual situation.

Article 56
In order to guarantee the performance of the contract and its appendices, four Parties shall provide each other with bank guarantees for performance of the contract.

Chapter 19 Force majeure
Article 57
Should either of the parties to the contract be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire, war or other unforeseen events, and their occurrence and consequences are unpreventable and unavoidable, the prevented party shall notify the other parties by telegram without any delay, and within 15 days thereafter provide detailed information of the events and a valid document for evidence issued by the relevant public notary organization explaining the reason of its inability to execute or delay the execution of all or part of the contract. Four parties shall, through consultations, decide whether to terminate the contract or to exempt part of the obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

Chapter 20 Applicable Law

Article 58
The formation, validity, interpretation, execution and settlement of disputes in respect of, this contract shall be governed by the relevant laws of the People's Republic of China.

Chapter 21 Settlement of Disputes

Article 59
Any disputes arising from the execution of, or in connection with, the contract shall be settled through friendly consultations between four parties.
Article 60
In case no settlement can be reached through consultations, the disputes shall be submitted to Wuhan sub- commission for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon four parties.
Article 61
During the arbitration, the contract shall be observed and enforced by four parties except for the matters in dispute.

Chapter 22 Language

Article 62
The contract shall be written in Chinese.

Chapter 23 Effectiveness of the Contract and Miscellaneous

Article 63
The contract shall come into force commencing from the date of approval of the Ministry of Foreign Trade and Economic Cooperation of the People's Republic of China (or its entrusted examination and approval authority)
Article 64
The Contract is signed for 11 copies, Each one of four parties has two copies. Other three copies are used as examining and approving and registering.
Article 65
The Articles of Contract is signed in Beijing by the authorized representatives of four parties (A,B,C,D) on.

Party AæSinoenergy Holding Ltd.
Party BæBeijing Sanhuan Technology Development Co., Ltd.
Party CæWuhan Fukang Automotive Cleaning Energy Company
Party DæWuhan Yixiang Industry Trade Company